EXHIBIT 99.1




      CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.ss.1350


I, Edward C. Levine, President and Principal Financial Officer of OCG Technology, Inc., hereby certify, to my knowledge:

         (1) that the Quarterly Report on Form 10-Q of OCG Technology, Inc., for the quarterly period ended on March 31, 2003 filed with the Securities and Exchange Commission on the date hereof at File No. _______ (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

         (2) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of OCG Technology, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.




Dated: May 15, 2003                 /s/ EDWARD C. LEVINE
                                    ---------------------------------------
                                    Edward C. Levine
                                    President & Principal Financial Officer